Filed pursuant to Rule 433 of the Securities Act of 1933 Issuer Free Writing Prospectus dated July 1, 2021 Relating to the Preliminary Prospectus dated July 1, 2021 Registration Statement File No. 333-256572 context therapeutics Advancing Medicines For Female Cancers Context Therapeutics Inc.Filed pursuant to Rule 433 of the Securities Act of 1933 Issuer Free Writing Prospectus dated July 1, 2021 Relating to the Preliminary Prospectus dated July 1, 2021 Registration Statement File No. 333-256572 context therapeutics Advancing Medicines For Female Cancers Context Therapeutics Inc.

Forward Looking Statement Except for statements of historical fact, any information contained in These forward-looking statements are subject to a number of risks, this presentation may be a forward-looking statement that reflects uncertainties and assumptions, including those described under the the Company’s current views about future events and are subject to heading “Risk Factors” in documents the Company has filed with the risks, uncertainties, assumptions and changes in circumstances that SEC. These forward-looking statements speak only as of the date of may cause events or the Company’s actual activities or results to this presentation and the Company undertakes no obligation to differ significantly from those expressed in any forward-looking revise or update any forward-looking statements to reflect events or statement. In some cases, you can identify forward-looking circumstances after the date hereof. statements by terminology such as “may”, “will”, “should”, “plan”, “predict”, “expect,” “estimate,” “anticipate,” “intend,” “goal,” “strategy,” Certain information contained in this presentation may be derived “believe,” “could”, “would”, “potential”, “project”, “continue” and from information provided by industry sources. The Company similar expressions and variations thereof. believes such information is accurate and that the sources from which it has been obtained are reliable. However, the Company Forward-looking statements may include statements regarding the cannot guarantee the accuracy of, and has not independently Company’s business strategy, cash flows and funding status, verified, such information. potential growth opportunities, clinical development activities, the timing and results of preclinical research, clinical trials and potential Trademarks: The trademarks included herein are the property of the regulatory approval and commercialization of product candidates. owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements. 2 Nasdaq: CNTXForward Looking Statement Except for statements of historical fact, any information contained in These forward-looking statements are subject to a number of risks, this presentation may be a forward-looking statement that reflects uncertainties and assumptions, including those described under the the Company’s current views about future events and are subject to heading “Risk Factors” in documents the Company has filed with the risks, uncertainties, assumptions and changes in circumstances that SEC. These forward-looking statements speak only as of the date of may cause events or the Company’s actual activities or results to this presentation and the Company undertakes no obligation to differ significantly from those expressed in any forward-looking revise or update any forward-looking statements to reflect events or statement. In some cases, you can identify forward-looking circumstances after the date hereof. statements by terminology such as “may”, “will”, “should”, “plan”, “predict”, “expect,” “estimate,” “anticipate,” “intend,” “goal,” “strategy,” Certain information contained in this presentation may be derived “believe,” “could”, “would”, “potential”, “project”, “continue” and from information provided by industry sources. The Company similar expressions and variations thereof. believes such information is accurate and that the sources from which it has been obtained are reliable. However, the Company Forward-looking statements may include statements regarding the cannot guarantee the accuracy of, and has not independently Company’s business strategy, cash flows and funding status, verified, such information. potential growth opportunities, clinical development activities, the timing and results of preclinical research, clinical trials and potential Trademarks: The trademarks included herein are the property of the regulatory approval and commercialization of product candidates. owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements. 2 Nasdaq: CNTX

Free Writing Prospectus This Presentation is not an offer to sell, and is not seeking an This presentation shall not constitute an offer to sell or the offer to buy, any securities of Context Therapeutics Inc. (the solicitation of an offer to buy these securities, nor shall there be Company , or we, us, or our ). The Company's securities any sale of these securities in any state or jurisdiction in which may only be sold pursuant to an effective registration statement such offer, solicitation or sale would be unlawful prior to filed with the Securities and Exchange Commission (the “SEC”). registration or qualification under the securities laws of any such state or jurisdiction. The Company has filed with the SEC a registration statement (File No. 333-256572) including a preliminary prospectus for the Copies of the preliminary prospectus may be obtained for free offering to which this presentation relates, but such registration by visiting EDGAR on the SEC web site at www.sec.gov or by statement has not been declared effective. contacting ThinkEquity, a Division of Fordham Financial Mgmt., Inc., 17 State Street, 22nd Floor, New York, NY 10004, by Before you invest, you should read the preliminary prospectus telephone at (877) 436-3673 or by email at prospectus@think- in that registration statement, including the “Risk Factors” set equity.com. forth therein, and the documents filed as exhibits to the registration statement for more complete information about the Company and the offering. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. 3 Nasdaq: CNTXFree Writing Prospectus This Presentation is not an offer to sell, and is not seeking an This presentation shall not constitute an offer to sell or the offer to buy, any securities of Context Therapeutics Inc. (the solicitation of an offer to buy these securities, nor shall there be Company , or we, us, or our ). The Company's securities any sale of these securities in any state or jurisdiction in which may only be sold pursuant to an effective registration statement such offer, solicitation or sale would be unlawful prior to filed with the Securities and Exchange Commission (the “SEC”). registration or qualification under the securities laws of any such state or jurisdiction. The Company has filed with the SEC a registration statement (File No. 333-256572) including a preliminary prospectus for the Copies of the preliminary prospectus may be obtained for free offering to which this presentation relates, but such registration by visiting EDGAR on the SEC web site at www.sec.gov or by statement has not been declared effective. contacting ThinkEquity, a Division of Fordham Financial Mgmt., Inc., 17 State Street, 22nd Floor, New York, NY 10004, by Before you invest, you should read the preliminary prospectus telephone at (877) 436-3673 or by email at prospectus@think- in that registration statement, including the “Risk Factors” set equity.com. forth therein, and the documents filed as exhibits to the registration statement for more complete information about the Company and the offering. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. 3 Nasdaq: CNTX

Offering Summary

Issuer	Context Therapeutics Inc.
Listing	CNTX (NASDAQ Capital Markets)
Proposed Aggregate Offering	$19,500,000
Price Range	$12.00-$14.00 per share
Shares Offered	1,500,000
Pre-IPO Common Shares Outstanding as converted	6,824,569
Use of Proceeds	Advancing clinical development of ONA-XR, our lead PR antagonist for PR+ solid tumors, preclinical advancement of Claudin 6 bispecific, R&D working capital, general corporate
Sole Book-Runner	ThinkEquity, a division of Fordham Financial Management, Inc.

4 Nasdaq: CNTX

Executive Summary • Clinical-stage women’s oncology company headquartered in Philadelphia, PA • Lead program is in Phase 2 development for female hormone-dependent cancers • Up to 70% of breast, ovarian, and endometrial cancers are hormone-dependent • Management and advisors have been associated with the development of several ® ® FDA approved products (Kisqali , Arimidex ) for female, hormone-dependent cancers Women’s Oncology Large Market Experienced Lead Program in Company With Significant Team Phase 2 Unmet Need Development 5 Nasdaq: CNTXExecutive Summary • Clinical-stage women’s oncology company headquartered in Philadelphia, PA • Lead program is in Phase 2 development for female hormone-dependent cancers • Up to 70% of breast, ovarian, and endometrial cancers are hormone-dependent • Management and advisors have been associated with the development of several ® ® FDA approved products (Kisqali , Arimidex ) for female, hormone-dependent cancers Women’s Oncology Large Market Experienced Lead Program in Company With Significant Team Phase 2 Unmet Need Development 5 Nasdaq: CNTX

Executive Summary Lead Product ONA-XR Targets Female Hormone-Dependent Cancers Prevalence of Metastatic Female Hormone-Dependent Cancers in EU5, Japan, and US 250,000 35,000 200,000 150,000 104,000 100,000 12,000 11,000 50,000 89,000 30,000 28,000 28,000 25,000 - Breast Cancer Ovarian Cancer Endometrial Cancer US EU5 JP2 *Source: secondary epidemiologic estimates, 2020 estimates 6 Nasdaq: CNTX PatientsExecutive Summary Lead Product ONA-XR Targets Female Hormone-Dependent Cancers Prevalence of Metastatic Female Hormone-Dependent Cancers in EU5, Japan, and US 250,000 35,000 200,000 150,000 104,000 100,000 12,000 11,000 50,000 89,000 30,000 28,000 28,000 25,000 - Breast Cancer Ovarian Cancer Endometrial Cancer US EU5 JP2 *Source: secondary epidemiologic estimates, 2020 estimates 6 Nasdaq: CNTX Patients

Executive Summary

Management



Martin Lehr
CEO and Director

- Independent Director, Praesidia Biologics
- Director, CureDuchenne Ventures
- Senior Associate, Osage University Partners



Tarek Sahmoud, MD, PhD
Chief Medical Officer

- President, OncoStrategy LLC
- CMO, H3 Biomedicines
- SVP, Celgene
- SVP, Novartis Oncology



Evan Dick, PhD
SVP R&D

- SVP, Aclaris Therapeutics
- SVP, Ralexar Therapeutics
- SVP, Ceptaris Therapeutics
- SVP, Ception Therapeutics



Bill Rencher, PhD
Head of CMC and Regulatory

- President, Drug Development Solutions LLC
- Senior Director, Fulcrum Pharma Dev
- Director, CONRAD Program
- Assoc. Director, Schering Plough



Eileen Kittrick, CPA
Controller

- Controller, Genova Group
- Sr Dir, Siegfried Group
- Auditor, Lindquist & Joyce



Alex Levit, Esq
Chief Legal Officer

- Deputy GC, OptiNose
- Associate GC, Teva
- Associate, Reed Smith

Board of Directors



Jennifer Evans Stacey, Esq
Independent Director

- GC, Wistar Institute
- GC, Antares Pharmaceuticals
- GC, Auxilium Pharmaceuticals



Richard Berman, JD, MBA
Chairman and Independent Director

- Director, Cryoport ($CYRX), BioVie ($BIVI)
- Fmr CEO, Easylink
- SVP, Bankers Trust



Linda West
Independent Director

- Director, Galera Therapeutics ($GRTX)
- CFO, multiple DuPont business units
- General Auditor, DuPont



Philip Kantoff, MD
Independent Director

- Chief of Medicine, Memorial Sloan Kettering Cancer Center
- Chair, Clinical Research, Dana Farber Cancer Center
- Chair, SAB, Prostate Cancer Foundation

7 Nasdaq: CNTX

Executive Summary How We Will Advance Medicines for Female Cancers Search and Development Model Has Precedence Our Pipeline Preclinical Mid Stage Phase 2 CLDN6xCD3 ONA-XR In-licensing or Acquiring Acquisition from Bispecific Additional Drug Candidates to Build a Arno Therapeutics Research Fully Integrated Company Focused on Collaboration and Female Cancers License Agreement with Integral Molecular Search and Development Operating Model 8 Nasdaq: CNTXExecutive Summary How We Will Advance Medicines for Female Cancers Search and Development Model Has Precedence Our Pipeline Preclinical Mid Stage Phase 2 CLDN6xCD3 ONA-XR In-licensing or Acquiring Acquisition from Bispecific Additional Drug Candidates to Build a Arno Therapeutics Research Fully Integrated Company Focused on Collaboration and Female Cancers License Agreement with Integral Molecular Search and Development Operating Model 8 Nasdaq: CNTX

Executive Summary

Pipeline

Cancer	Clinical Indication	Research	Phase 1	Phase 2	Phase 3	Upcoming Milestones	FDA Fast Track
ONA-XR (PR antagonist)[1]							
Breast Cancer	1L ER+,PR+,HER2- ctDNA[high]	Phase 1b/2 Trial				• First patient Mid 2021 • Proof of concept data 2022	
	2L/3L ER+,PR+,HER2- Post-CDK4/6 inhibitor	Phase 2 Trial				• First patient Mid 2021 • Proof of concept data 2022	
Ovarian Cancer	Recurrent PR+ Granulosa Cell	Phase 2 Trial				• Clinical update 1H 2021	✓
Endometrial Cancer	Recurrent PR+ Endometrioid	Phase 2 Trial				• First patient Q2 2021	
CLDN6xCD3 bispecific antibody							
	Ovarian & Endometrial Cancer					• IND enabling studies 2022	

(1) Tyligand Biosciences Ltd licensed rights to ONA-XR in China, HK, Macau

9 Nasdaq: CNTX

context t h e r a p e u t i c s ONA-XR Progesterone Receptor Antagonist 10 Nasdaq: CNTXcontext t h e r a p e u t i c s ONA-XR Progesterone Receptor Antagonist 10 Nasdaq: CNTX

ONA-XR ONA-XR: Oral PR Antagonist for ER+,PR+,HER2- Breast Cancer • Up to 70% of breast cancer patients have hormone-dependent disease referred to as ER+,PR+,HER2- • For these patients, estrogen deprivation (via anti-estrogen) therapy is the core treatment modality • Anti-estrogen resistance leads to poor treatment response in later treatment lines • Unmet need for a new therapy that can overcome anti-estrogen resistance ONA-XR may decrease mammographic ONA-XR may ONA-XR may enhance activity of antiestrogens density and enhance activity of decrease risk of and reduce the need for chemotherapy antiestrogens developing breast cancer 11 Nasdaq: CNTXONA-XR ONA-XR: Oral PR Antagonist for ER+,PR+,HER2- Breast Cancer • Up to 70% of breast cancer patients have hormone-dependent disease referred to as ER+,PR+,HER2- • For these patients, estrogen deprivation (via anti-estrogen) therapy is the core treatment modality • Anti-estrogen resistance leads to poor treatment response in later treatment lines • Unmet need for a new therapy that can overcome anti-estrogen resistance ONA-XR may decrease mammographic ONA-XR may ONA-XR may enhance activity of antiestrogens density and enhance activity of decrease risk of and reduce the need for chemotherapy antiestrogens developing breast cancer 11 Nasdaq: CNTX

ONA-XR

Vast Market Opportunity for ONA-XR in Hormone-Driven Breast Cancer


$14.4 Billion
$1.4 Billion
$0.8 Billion
CDK4/6 Inhibitors
PI3K Inhibitors
mTOR Inhibitors

IBRANCE palbociclib | Verzenio abemaciclib | KISQALI ribociclib

PIQRAY (alpelisib) tablets

AFINITOR (everolimus) tablets

Highest projected or historical annual peak sales for currently marketed products in breast cancer; includes historical years for drug classes with generic competition; based on data from EvaluatePharma as of July 2020

12 Nasdaq: CNTX

ONA-XR

ONA-XR Works by Blocking PR Activation of Cancer Signaling Pathways

How Onapristone Works

- Onapristone prevents progesterone receptor (PR) dimerization and nuclear translocation
- Onapristone is the only PR antagonist to block both progesterone and growth-factor mediated activation of PR



Hormone-Dependent Activation
Hormone-Independent Activation
Estrogen
Progesterone
Growth Factors (FGF, EGF)
ER
PR
PI3K
Ras
Akt
Mek
Ser294
P
Cyclin D1
CDK4/6
Mek
ESR1
Erk
NUCLEUS
PRE
Progesterone Response Element (gene)

13 Nasdaq: CNTX

Rationale for ONA-XR

ONA-XR is a Full PR Antagonist

Full Antagonist

	ONA-XR	MIFEPRISTONE (Korlym^{TM})	ULIPRISTAL ACETATE (Esmya^{TM})	ORIC-101 (Oric Pharmaceuticals)
PR Classification	**Full Antagonist**	Partial Antagonist	Partial Antagonist	Partial Antagonist
Configuration	**3-Dimensional**	Flat	Flat	Flat
Chemical Structure	 N C-13 OH OH H H O	 N C-13 OH H H O	 N O O O H H O	 N C-13 HO H H H H O
Selectivity PR / AR PR / GR	 **32** **47**	 4 2	 5 2	 n.d. 0.3
Side Effects	**Fatigue**	abdominal pain, uterine cramping, nausea, vomiting, and diarrhea	headache, nausea, feeling tired, and abdominal pain	cortisolemia, nausea
Response Rate 1L mBCa	**56%**	10%	n.a.	n.a.

14 Nasdaq: CNTX

ONA-XR

Clinical Activity Supported by Prior Studies with Immediate Release (IR) Formulation

Antiprogestin	Clinical Indication	Response	Positives	Limitations
Onapristone Immediate Release (ONA-IR)[1] 100mg QD	1L (first line) Breast Cancer Locally Advanced or Metastatic	**56% ORR**[2] **67% CBR** **17.5-month DoR** **14-month PFS**	**Monotherapy activity**	**Signs of transient liver enzyme elevations**
Onapristone Immediate Release (ONA-IR) 100mg QD	2L (second line) Breast Cancer Metastatic	**10% ORR**[3] **48% CBR**	**Monotherapy activity**	**Lack of selection for PR+ patients may underrepresent true clinical effect**

(1) ONA-IR is not FDA approved and no longer in clinical development
(2) Robertson 1999
(3) Jonat 2002

15 Nasdaq: CNTX

ONA-XR Our Strategy to Improve Clinical Outcomes from ONA-IR Studies Extended-Release Incorporate New Utilize PR Biomarker Formulation (ONA-XR) Diagnostic Technologies for patient selection to improve safety to predict response for use in future trials 16 Nasdaq: CNTXONA-XR Our Strategy to Improve Clinical Outcomes from ONA-IR Studies Extended-Release Incorporate New Utilize PR Biomarker Formulation (ONA-XR) Diagnostic Technologies for patient selection to improve safety to predict response for use in future trials 16 Nasdaq: CNTX

ONA-XR

Clinical Development Plan in Breast Cancer

Treatment Line	Estimated Market Size (US)*	Standard of Care (SOC)	Unmet Need		Context Trial	Trial Status
Adjuvant (after Primary Disease)	>>250,000	Antiestrogen	Enhance Antiestrogen potency; decrease progression to TNBC	→	Window of Opportunity[1]	Enrollment Completed; Data Anticipated Q4 2021
First-Line Metastatic	75,000	Antiestrogen + CDK4/6i	Identify and treat 20% of patients who are at high risk of early relapse	→	1L ER+,PR+,HER2- (ctDNA^{high})[2]	Study Open
Second / Third Line Metastatic	35,000	Fulvestrant or Fulvestrant + PI3Ka	Weak tumor response to current SOC	→	2L/3L ER+,PR+,HER2- (post-CDK4/6i)[3]	Study Open

Our Trials are Each Designed to Address a Specific Clinical Unmet Need

(1) NCT04142892; (2) NCT04872608; (3) NCT04738292

*Source: secondary epidemiologic estimates, 2020 estimates

17 Nasdaq: CNTX

ONA-XR

Additional Clinical Opportunity in Gynecologic Cancers

Cancer	Estimated Market Size (US)*	Standard of Care (SOC)	Unmet Need		Context Trial	Trial Status
Recurrent Endometrial	25,000	Lenvima + Keytruda	Limited treatment options after recurrence	→	**Combination with Anastrozole in PR+ patients[1]**	**Study Open**
Recurrent Granulosa Cell Tumor of Ovary	5,000	Physician's Choice	No FDA approved products in recurrent setting	→	**Combination with Anastrozole in PR+ patients[2]**	**Monotherapy Phase Complete;** **Combination Study Open**

Progesterone Receptor is an Emerging Target in Gynecologic Cancers

(1) NCT04719273; (2) NCT03909152

*Source: secondary epidemiologic estimates, 2020 estimates

18 Nasdaq: CNTX

ONA-XR Summary ONA-XR • ONA-XR is an oral, full progesterone receptor (PR) antagonist • PR is a validated clinical target in breast cancer, emerging target in gynecologic cancers • IP protection through 2034, assuming no additional patent filings Large Market Opportunity • Hormone driven cancer (breast, ovarian, endometrial) are large and growing markets • Unmet need to address resistance to antiestrogens and new products Near-Term Value Creation • Multiple Phase 2 studies across PR+ breast, ovarian, and endometrial cancers • Utilization of novel diagnostic technologies provides early readout of clinical activity 19 Nasdaq: CNTXONA-XR Summary ONA-XR • ONA-XR is an oral, full progesterone receptor (PR) antagonist • PR is a validated clinical target in breast cancer, emerging target in gynecologic cancers • IP protection through 2034, assuming no additional patent filings Large Market Opportunity • Hormone driven cancer (breast, ovarian, endometrial) are large and growing markets • Unmet need to address resistance to antiestrogens and new products Near-Term Value Creation • Multiple Phase 2 studies across PR+ breast, ovarian, and endometrial cancers • Utilization of novel diagnostic technologies provides early readout of clinical activity 19 Nasdaq: CNTX context t h e r a p e u t i c s Claudin 6 Program 20 Nasdaq: CNTXcontext t h e r a p e u t i c s Claudin 6 Program 20 Nasdaq: CNTX

Claudin 6

CLDN6 x CD3 Bispecific Antibody

Designed to Recruit Cytotoxic T-cells to Claudin 6-expressing Tumors

- **Unique Drug Target**
  Claudin 6 (CLDN6) is an oncofetal membrane protein target expressed in multiple hormone-dependent cancers and absent from healthy adult tissues
- **Target Cross-Reactivity is Major Challenge**
  CLDN6 is structurally similar to CLDN9, which is required for normal hearing and maintaining the gut epithelial barrier[1,2]
- **Overcomes Cross-Reactivity Challenge**
  Several global pharmaceutical companies are developing anti-CLDN6 antibodies, but due to close structural homologies with other claudins, especially CLDN9, to our knowledge there are no highly selective inhibitors of CLDN6 in clinical development


Tumor cell
Lysis
T cell
CLDN6
CD3
Cytotoxic cytokines

CLDN6 x CD3 bispecific antibody

[1] Sineni, Hum Genet, 2019
[2] Vecchio, PNAS, 2019

21 Nasdaq: CNTX

Claudin 6

Competitive Landscape

Competition differentiated by stage, drug format, and Claudin 6 selectivity

	Context	BioNTech	Abbvie
Program	Confidential	BNT211 BNT142	SC-004
Antibody Format	CLDN6xCD3 Bispecific	CLDN6 CAR-T, CLDN6xCD3 (bi(sFc))	CLDN6/9 ADC
Stage	Preclinical	Phase 1, Phase 1	Phase 2
Status	Active	Active[i]	Deprioritized[ii]
Selectivity CLDN6:9	**>100x**	**7x**	**1x**

The Company has performed head-to-head in vitro studies comparing CLDN6 monoclonal antibodies. These antibodies were derived from publicly available reports published independent of the Company and may differ in material ways from the actual antibody that is in development.

(i) BNT211: NCT04503278; BNT142 Ph 1 initiation 2H 2021 (ref: BioNTech Corp Presentation June 1, 2021)
(ii) Hamilton, Cancer Research, 2020

22 Nasdaq: CNTX

Claudin 6 Summary Precision Medicines Meets Immunotherapy Claudin 6 is Enriched in Multiple Cancers st nd Opportunity to be 1 /2 in Market Based on Current Competition Entering IND Enabling Studies in 2022 23 Nasdaq: CNTXClaudin 6 Summary Precision Medicines Meets Immunotherapy Claudin 6 is Enriched in Multiple Cancers st nd Opportunity to be 1 /2 in Market Based on Current Competition Entering IND Enabling Studies in 2022 23 Nasdaq: CNTX

context t h e r a p e u t i c s Corporate 24 Nasdaq: CNTXcontext t h e r a p e u t i c s Corporate 24 Nasdaq: CNTX

Corporate 1 Anticipated Use of Proceeds: $19,500,000 Capital Activity Description 2 Allocation Clinical Development Complete ONA-XR Phase 2 trials $11,000,000 Preclinical Development CLDN6xCD3 bsAb development $3,500,000 General Corporate and Corporate expenses $5,000,000 Working Capital 1 Anticipated gross proceeds are based on the midpoint of the price range included in the preliminary prospectus of $12-$14 and the 1,500,000 shares of common stock which we anticipate offering. 2 Our expected use of gross proceeds represents our intentions based upon our current plans and business conditions. However, we cannot predict with certainty all of the particular uses for the net proceeds or the amounts that we will actually spend on the uses set forth above. 25 Nasdaq: CNTXCorporate 1 Anticipated Use of Proceeds: $19,500,000 Capital Activity Description 2 Allocation Clinical Development Complete ONA-XR Phase 2 trials $11,000,000 Preclinical Development CLDN6xCD3 bsAb development $3,500,000 General Corporate and Corporate expenses $5,000,000 Working Capital 1 Anticipated gross proceeds are based on the midpoint of the price range included in the preliminary prospectus of $12-$14 and the 1,500,000 shares of common stock which we anticipate offering. 2 Our expected use of gross proceeds represents our intentions based upon our current plans and business conditions. However, we cannot predict with certainty all of the particular uses for the net proceeds or the amounts that we will actually spend on the uses set forth above. 25 Nasdaq: CNTX

Corporate Comparables Female Cancers Search and Development $1,223M $2,083M IPO 2020 Public $614M $227M Acquired IPO 2020 $649M $606M IPO 2020 Public $2,197M $1,121M IPO 2020 IPO 2021 The above listed valuations are based on the closing price of the applicable Company’s common stock on Bloomberg as of June 30, 2021. These valuations are not indicative of the anticipated value of our Company as of the date of the initial public offering or at any point in the future and are not meant to imply that we have similar or equivalent operations to any of the above listed companies. Further, the above valuations are subject to change based on business and market conditions. 26 Nasdaq: CNTXCorporate Comparables Female Cancers Search and Development $1,223M $2,083M IPO 2020 Public $614M $227M Acquired IPO 2020 $649M $606M IPO 2020 Public $2,197M $1,121M IPO 2020 IPO 2021 The above listed valuations are based on the closing price of the applicable Company’s common stock on Bloomberg as of June 30, 2021. These valuations are not indicative of the anticipated value of our Company as of the date of the initial public offering or at any point in the future and are not meant to imply that we have similar or equivalent operations to any of the above listed companies. Further, the above valuations are subject to change based on business and market conditions. 26 Nasdaq: CNTX

Corporate Cap Table Valuation Valuation drivers are blended values from the Capitalization (06/25/2021) 5,558,476 following: Common Stock ONA-XR Options 1,266,093 Multiple Phase 2 trial readouts Claudin 6 Fully Diluted Common 6,824,569 Precision medicine meets immunotherapy Search and Development Opportunistic pipeline expansion Experienced Team Multiple FDA approvals in female cancers 27 Nasdaq: CNTXCorporate Cap Table Valuation Valuation drivers are blended values from the Capitalization (06/25/2021) 5,558,476 following: Common Stock ONA-XR Options 1,266,093 Multiple Phase 2 trial readouts Claudin 6 Fully Diluted Common 6,824,569 Precision medicine meets immunotherapy Search and Development Opportunistic pipeline expansion Experienced Team Multiple FDA approvals in female cancers 27 Nasdaq: CNTX

Corporate

Partnerships

integral molecular

Worldwide Exclusive License to CDLN6 Antibody in Bispecific Format

- Integral Molecular to design and optimize CLDN6 x CD3 bispecific antibody
- Context to fund all development and commercial activities
- Integral received upfront payment and is eligible to receive future milestones and royalties

Tyligand
泰励生物科技

CMC Partnership and Out-licensing of Rights to ONA-XR in Greater China

- Tyligand to design and optimize a novel onapristone manufacturing process
- Tyligand receives license to ONA-XR in Greater China

Value-Creating Partnerships

Expands Pipeline	Capital Efficient	Mutually Beneficial Economics

28 Nasdaq: CNTX

Corporate Investment Highlights Large Unmet Need Female Cancers High Value Targets Progesterone Receptor and Claudin 6 Lead Product Candidate ONA-XR Being Evaluated in Multiple Phase 2 Trials Strong Team Deep Domain Experience, Track Record of Success Near-Term Milestones Multiple Data Readouts in 2022 29 Nasdaq: CNTXCorporate Investment Highlights Large Unmet Need Female Cancers High Value Targets Progesterone Receptor and Claudin 6 Lead Product Candidate ONA-XR Being Evaluated in Multiple Phase 2 Trials Strong Team Deep Domain Experience, Track Record of Success Near-Term Milestones Multiple Data Readouts in 2022 29 Nasdaq: CNTX

Advancing Medicines context for Female Cancers t h e r a p e u t i c s context Nasdaq: CNTX 30 © CONTEXT THERAPEUTICS 2021Advancing Medicines context for Female Cancers t h e r a p e u t i c s context Nasdaq: CNTX 30 © CONTEXT THERAPEUTICS 2021 context t h e r a p e u t i c s Appendix 31 Nasdaq: CNTXcontext t h e r a p e u t i c s Appendix 31 Nasdaq: CNTX

Appendix Abbreviations AR Androgen Receptor ctDNA Circulating tumor DNA ER Estrogen receptor ESR1 Estrogen receptor 1 gene Ful Fulvestrant GR Glucocorticoid Receptor MAPK Mitogen activated protein kinase mBCa Metastatic breast cancer ONA-IR Onapristone immediate release ONA-XR Onapristone extended release ORR Overall response rate PFS Progression free survival PR Progesterone receptor PR+ Progesterone receptor positive SERD Selective estrogen receptor degrader SoC Standard of Care WT Wild type 32 Nasdaq: CNTXAppendix Abbreviations AR Androgen Receptor ctDNA Circulating tumor DNA ER Estrogen receptor ESR1 Estrogen receptor 1 gene Ful Fulvestrant GR Glucocorticoid Receptor MAPK Mitogen activated protein kinase mBCa Metastatic breast cancer ONA-IR Onapristone immediate release ONA-XR Onapristone extended release ORR Overall response rate PFS Progression free survival PR Progesterone receptor PR+ Progesterone receptor positive SERD Selective estrogen receptor degrader SoC Standard of Care WT Wild type 32 Nasdaq: CNTX

Role of Progesterone in Cancer Epidemiologic Evidence: Progesterone Increases Breast Cancer Risk Progesterone promotes oncogenic progression and maintenance of stem cells, creating a reservoir of pre-malignant cells to seed metastasis. Initial evidence for this tumorigenic role is derived from longitudinal studies of the use of hormone replacement therapy in menopausal women. These studies determined that estrogen was correlated with a 23% decrease in cancer risk, whereas progesterone was correlated with a 25% increase in cancer risk (Horwitz 2008, Anderson 2012). The conclusion of this finding is that blocking progesterone function via anti-progestin therapy may be beneficial in cancer patients. 33 Nasdaq: CNTXRole of Progesterone in Cancer Epidemiologic Evidence: Progesterone Increases Breast Cancer Risk Progesterone promotes oncogenic progression and maintenance of stem cells, creating a reservoir of pre-malignant cells to seed metastasis. Initial evidence for this tumorigenic role is derived from longitudinal studies of the use of hormone replacement therapy in menopausal women. These studies determined that estrogen was correlated with a 23% decrease in cancer risk, whereas progesterone was correlated with a 25% increase in cancer risk (Horwitz 2008, Anderson 2012). The conclusion of this finding is that blocking progesterone function via anti-progestin therapy may be beneficial in cancer patients. 33 Nasdaq: CNTX

Role of Progesterone in Cancer Target Validation: In Vivo Models 80% 450 14 75% 400 12 350 10 MPA 300 8 Control 250 6 200 4 150 100 2 50 0 Number of Mice With Tumors Proliferative Index of Tumors 0 (n=20 per arm) (Mean BrdU as %) 0 10 20 30 Days WT PR KO Progesterone Receptor Knockout (PR KO) Inhibits Tumors Progesterone Stimulates Tumors Carcinogen treated, 7,12 dimethylbenz(a)anthracene (DMBA), pituitary- Progestin-induced mammary carcinomas were subcutaneously transplanted into isografted mice, there was a marked reduction in mammary tumor incidence the flank of female BALB/c mice treated or non-treated with synthetic at week 44 in PRKO mice as compared with isogenic wild types (WT). progesterone - medroxyprogesterone acetate (MPA). (Adapted from Lydon) (Adapted from Lanari) Progesterone Receptor Regulates Tumor Growth : Lydon, Cancer Research, 1999 34 Nasdaq: CNTX Lanari, Endocrine-Related Cancer, 2009 Tumor Volume (mm3)Role of Progesterone in Cancer Target Validation: In Vivo Models 80% 450 14 75% 400 12 350 10 MPA 300 8 Control 250 6 200 4 150 100 2 50 0 Number of Mice With Tumors Proliferative Index of Tumors 0 (n=20 per arm) (Mean BrdU as %) 0 10 20 30 Days WT PR KO Progesterone Receptor Knockout (PR KO) Inhibits Tumors Progesterone Stimulates Tumors Carcinogen treated, 7,12 dimethylbenz(a)anthracene (DMBA), pituitary- Progestin-induced mammary carcinomas were subcutaneously transplanted into isografted mice, there was a marked reduction in mammary tumor incidence the flank of female BALB/c mice treated or non-treated with synthetic at week 44 in PRKO mice as compared with isogenic wild types (WT). progesterone - medroxyprogesterone acetate (MPA). (Adapted from Lydon) (Adapted from Lanari) Progesterone Receptor Regulates Tumor Growth : Lydon, Cancer Research, 1999 34 Nasdaq: CNTX Lanari, Endocrine-Related Cancer, 2009 Tumor Volume (mm3)

Rationale for ONA-XR ONA-XR Active in Hard-to-Treat ESR1 Mutations 1,2 • 20-35% of ER+,PR+,HER2- metastatic breast tumors are ESR1 mutated (hyperactive estrogen receptor) 1,2 • Estrogen receptor mutations are associated with resistance to anti-estrogen + CDK4/6i therapy 3 • ESR1 mutations stimulate PR expression and induce PR activity ESR1 Mutants Synergy in ESR1 Mutant Model Mechanisms of Resistance ESR1 Mutations Stimulate PR Require PR for Growth ** **** 16 60 shGFP shPR 12 40 8 20 **** 4 ** Veh Ful Ona Ona + Ful 0 WT ER ER Y537S Patient-derived ER+,PR+ / ESR1mutant hom MCF7 WT and MCF7 ESR1:Y537S were organoids (WHIM20), stimulated with T47D cells stably transduced with ESR WT stimulated with estradiol and treated with estradiol (E2) and treated with onapristone and point mutants and were grown in CSS vehicle (shGFP) or treatment (shPR) for 5 (100nM), fulvestrant (100nm), or both for 5 medium for 8 days, followed by western blot days days 1 ESR1 Mut: Bartels, Mod Path, 2018; Lopez-Knowles, BJC, 2018 2 MAPK: Razavi, Cancer Cell, 2018; de Leeuw, Clin Cancer Res, 2018 35 Nasdaq: CNTX 3 PR Activity: Lopez-Knowles, BJC, 2018; Li, Cell Reports, 2013 Avg number mammospheres Number of OrganoidsRationale for ONA-XR ONA-XR Active in Hard-to-Treat ESR1 Mutations 1,2 • 20-35% of ER+,PR+,HER2- metastatic breast tumors are ESR1 mutated (hyperactive estrogen receptor) 1,2 • Estrogen receptor mutations are associated with resistance to anti-estrogen + CDK4/6i therapy 3 • ESR1 mutations stimulate PR expression and induce PR activity ESR1 Mutants Synergy in ESR1 Mutant Model Mechanisms of Resistance ESR1 Mutations Stimulate PR Require PR for Growth ** **** 16 60 shGFP shPR 12 40 8 20 **** 4 ** Veh Ful Ona Ona + Ful 0 WT ER ER Y537S Patient-derived ER+,PR+ / ESR1mutant hom MCF7 WT and MCF7 ESR1:Y537S were organoids (WHIM20), stimulated with T47D cells stably transduced with ESR WT stimulated with estradiol and treated with estradiol (E2) and treated with onapristone and point mutants and were grown in CSS vehicle (shGFP) or treatment (shPR) for 5 (100nM), fulvestrant (100nm), or both for 5 medium for 8 days, followed by western blot days days 1 ESR1 Mut: Bartels, Mod Path, 2018; Lopez-Knowles, BJC, 2018 2 MAPK: Razavi, Cancer Cell, 2018; de Leeuw, Clin Cancer Res, 2018 35 Nasdaq: CNTX 3 PR Activity: Lopez-Knowles, BJC, 2018; Li, Cell Reports, 2013 Avg number mammospheres Number of Organoids

Rationale for ONA-XR

Onapristone Clinical Experience

Antiprogestin	Stage	Patients (n)	Clinical Indication	Prior Treatments Median (Range)	Biomarker	Data	Reference
Onapristone IR (100mg QD)	Phase 2	19	Breast Cancer Locally Advanced or Metastatic	Hormone naïve		**56% ORR, 17.5-month DoR** **67% CBR** **14.0 month PFS**	Robertson 1999
Onapristone IR (100mg QD)	Phase 2	101	Breast Cancer Metastatic	1 (1-2)		**10% ORR** **48% CBR** **4.0 month PFS**	Jonat 2002
Onapristone XR (50mg BID)	Phase 2	14	Granulosa Cell Tumor of Ovary Metastatic	4 (2-17)	PR+	***57% DCR** ***21% 6-month PFS**	Ongoing
Onapristone IR (10 - 50mg BID) ±Abiraterone	Phase 1b/2	36	Castrate Resistant Prostate Cancer Active progression on Abiraterone	2 (1-4)	PR+	**ONA-XR (10-50 mg)** **2.8 month PFS** **ONA-XR (50 mg) + Abiraterone** **4.4 month PFS**	Jayaram 2017
Onapristone XR (10 - 50mg BID)	Phase 1	20	Breast Cancer Metastatic	9 (2-14)	PR+	**25% DCR** **15% 6-month PFS**	Cottu 2018
Onapristone XR (10 - 50mg BID)	Phase 1	13	Ovarian Cancer Metastatic	4 (2-10)	PR+	**8% ORR** **31% 6-month PFS**	Cottu 2018

* = immature data
IR = immediate release; XR = extended release

36 Nasdaq: CNTX

Rationale for ONA-XR Safety: ONA-XR Has Improved Tolerability Over ONA-IR ONA-XR Significantly Reduced Rate ONA-XR Has Lower Cmax and Equivalent (1) (1) of Liver Enzyme Elevations Cmin Compared to ONA-IR Jayaram 2017, Patient plasma exposures exceed cellular IC targets Study Robertson 1999 90 Cottu 2018 Drug Onapristone IR ONA-XR Dose 100 mg QD 10-50 mg BID Patients (n) 19 88 Liver Related TEAE (all grades); n (%) 12 (63.2) 9 (10.2) ALT increased 7 (36.8) 6 (6.8) Blood ALP increased IC 90 4 (21.1) 3 (3.4) Blood bilirubin increased 10 (52.6) 14 (15.9) GGT increased ALT> 3X and bilirubin 0 (0.0) 0 (0.0) >2X with ALP >2X 1 Lewis, Drug Safety, July 2020 37 Nasdaq: CNTXRationale for ONA-XR Safety: ONA-XR Has Improved Tolerability Over ONA-IR ONA-XR Significantly Reduced Rate ONA-XR Has Lower Cmax and Equivalent (1) (1) of Liver Enzyme Elevations Cmin Compared to ONA-IR Jayaram 2017, Patient plasma exposures exceed cellular IC targets Study Robertson 1999 90 Cottu 2018 Drug Onapristone IR ONA-XR Dose 100 mg QD 10-50 mg BID Patients (n) 19 88 Liver Related TEAE (all grades); n (%) 12 (63.2) 9 (10.2) ALT increased 7 (36.8) 6 (6.8) Blood ALP increased IC 90 4 (21.1) 3 (3.4) Blood bilirubin increased 10 (52.6) 14 (15.9) GGT increased ALT> 3X and bilirubin 0 (0.0) 0 (0.0) >2X with ALP >2X 1 Lewis, Drug Safety, July 2020 37 Nasdaq: CNTX

ONA-XR

ONA-XR: Summary of Cumulative Serious Adverse Events*

System Organ Class Preferred Term	Overall (N=128) n (%)	10mg BID (N=16) n (%)	20mg BID (N=18) n (%)	30mg BID (N=15) n (%)	40mg BID (N=14) n (%)	50mg BID (N=47) n (%)*	100mg QD (N=6) n (%)
Any Serious TEAE	**34 (27)**	**7 (44)**	**7 (39)**	**6 (40)**	**3 (21)**	**9 (19)**	**1 (17)**
Ascites	2 (2)	0	0	0	1 (7)	1 (2)	0
Vomiting	2 (2)	0	1 (6)	1 (7)	0	0	0
Chest pain	2 (2)	0	1 (6)	0	1 (7)	0	0
Pneumonia	2 (2)	0	0	2 (13)	0	0	0
Femur fracture	2 (2)	0	0	1 (7)	0	1 (2)	0
Anemia	1 (1)	0	0	0	0	0	1 (17)
Atrial fibrillation	1 (1)	0	0	0	0	1 (2)	0
Syncope	1 (1)	0	0	0	0	1 (2)	0
Retinal artery occlusion	1 (1)	0	1 (6)	0	0	0	0
Abdominal pain upper	1 (1)	1 (6)	0	0	0	0	0
Upper gastrointestinal hemorrhage	1 (1)	0	0	1 (7)	0	0	0
Volvulus	1 (1)	0	0	0	0	1 (2)	0
Death	1 (1)	0	0	0	0	1 (2)	0
Pyrexia	1 (1)	0	1 (6)	0	0	0	0
Portal vein thrombosis	1 (1)	1 (6)	0	0	0	0	0
Abdominal wall abscess	1 (1)	1 (6)	0	0	0	0	0
Post procedural cellulitis	1 (1)	0	0	0	1 (7)	0	0
Pyelonephritis	1 (1)	0	0	0	0	0	1 (17)
Sepsis	1 (1)	0	0	0	0	1 (2)	0
Aspartate aminotransferase increased	1 (1)	1 (6)	0	0	0	0	0
Hypercalcaemia	1 (1)	0	0	0	1 (7)	0	0
Hyperkalaemia	1 (1)	0	0	0	1 (7)	0	0
Hyponatraemia	1 (1)	0	0	0	1 (7)	0	0
Hydronephrosis	1 (1)	0	0	0	0	0	**1 (17)**
Urinary retention	**1 (1)**	**0**	**0**	**1 (7)**	**0**	**0**	**0**

* As of Dec 31, 2020

38 Nasdaq: CNTX

Breast Cancer

First Line Metastatic Breast Cancer[1]

Phase 1b/2 Adaptive Trial utilizing ctDNA for Selection of Patients Who Are at High Risk of Early Relapse

First Line (1L) Standard of Care

Ibrance® (palbociclib) **+ Letrozole**

Patient Enrichment via ctDNA

Monitor ctDNA Levels → Enroll patients with rising ctDNA

Dose Escalation and Expansion

ONA-XR + Ibrance®(palbociclib) **+ Letrozole**

Primary Endpoint:

- ORR

Secondary Endpoints

- PFS, Safety

Exploratory Endpoints

- ctDNA, PR-related biomarkers

Potential Whitespace Opportunity Within 1L HR+,HER2- mBCa

[1] NCT04872608

39 Nasdaq: CNTX

Breast Cancer

Second / Third Line Metastatic Breast Cancer[1]

Phase 2 Trial Evaluating Complete Hormone Blockade in Women Who Progressed on Prior Therapy in the Metastatic Setting


2L / 3L
ER+,PR+,HER2-
Breast Cancer
Documented Tumor Progression
Stage 1
ONA-XR
+
Fulvestrant
Total N = 22
Stage 2
ONA-XR
+
Fulvestrant
Total N = 18

Endpoints:

- Primary: ORR
- Secondary: ctDNA, PFS, safety

Subgroup Analysis

- *ESR1* and *PIK3CA* mutations
- PR-related biomarkers

Intended to Establish Combination Synergy After Failure of CDK4/6 and/or PI3Kα Inhibitors

[1] NCT04738292

40 Nasdaq: CNTX

Breast Cancer

Pharmacodynamic Studies

Study		Target Deliverables
	[1]Radiolabeled Progesterone (^{18}F-FFNP PET) Uptake in Tumors	• Target engagement • Confirmation of recommended phase 2 dose (RP2D) • Drug distribution
	[2] Window of Opportunity in primary breast cancer	• On-target drug effects

Studies Seek to Confirm Target Engagement and On-target Drug Effects

[1] NCT04738292; [2] NCT04142892

41 Nasdaq: CNTX

Corporate Onapristone Intellectual Property • Will be considered a New Chemical Entity (NCE) • Eligible for regulatory exclusivity in all territories worldwide, outside of China* • ANDA challenge would have to provide bioequivalence to ONA-XR • Issued patents in the US and Japan around extended-release formulation with expiration date in 2034 + PTE • Polymorph patent applications offer potential protection through 2034 + PTE Patent Family 1 Patent Family 2 • Issued in US, Japan, Canada • Issued in US • Pending prosecution in other major territories • Pending prosecution in other major territories • Covering methods and compositions of ONA-XR • Covering onapristone polymorphs *Tyligand Biosciences Ltd licensed China rights 42 Nasdaq: CNTXCorporate Onapristone Intellectual Property • Will be considered a New Chemical Entity (NCE) • Eligible for regulatory exclusivity in all territories worldwide, outside of China* • ANDA challenge would have to provide bioequivalence to ONA-XR • Issued patents in the US and Japan around extended-release formulation with expiration date in 2034 + PTE • Polymorph patent applications offer potential protection through 2034 + PTE Patent Family 1 Patent Family 2 • Issued in US, Japan, Canada • Issued in US • Pending prosecution in other major territories • Pending prosecution in other major territories • Covering methods and compositions of ONA-XR • Covering onapristone polymorphs *Tyligand Biosciences Ltd licensed China rights 42 Nasdaq: CNTX